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                                  EXHIBIT 23.1



                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into Mikohn Gaming Corporation's previously filed Registration Statements on Form S-8 (File No. 33-73506), Form S-8 (File No. 333-07441), Form S-8 (File No. 333-30525) and Form S-8 (File No. 333-30605).



Arthur Andersen LLP


Las Vegas, Nevada
November 21, 2001